Exhibit 99.1

GTT Acquires UNSi

McLean, VA, October 1, 2014—GTT Communications, Inc. (NYSE MKT: GTT), the leading global cloud networking provider to multinational enterprises, announced it has closed, effective today, the acquisition of UNSi, a communications company providing data services to large enterprise and carrier clients.

Currently operating at an approximate $55 million annualized revenue run rate, UNSi delivers high capacity Ethernet and MPLS wide-area-network solutions, Internet services and a broad range of managed services to more than 2,000 clients headquartered in the United States.

“The UNSi acquisition complements GTT’s strategy to extend ubiquitous network connectivity, to expand our portfolio of cloud networking solutions, and to deliver outstanding client experience. We are adding a great team of employees throughout sales, service delivery, network engineering, operations and back-office support to ensure we deliver for our growing client base with simplicity, speed and agility,” said Rick Calder, President and CEO of GTT. “This transaction is another step toward our next financial objective of $400 million in revenue and $100 million in adjusted EBITDA.”

“We are excited about the opportunity and potential of the combined company on behalf of UNSi clients, and we look forward to a smooth transition and integration,” said Francis D. John, President and CEO of UNSi.

GTT acquired UNSi for $40 million comprised of a combination of cash and stock. “We financed the acquisition with cash-on-hand and a $15 million delayed draw term loan under our existing credit agreement,” said Michael Bauer, Chief Financial Officer of GTT. “In August, we completed a debt financing strengthening our balance sheet and providing the company with the flexibility to pursue accretive acquisitions, such as UNSi, which accelerate our growth strategy.”

About GTT

GTT operates a global Tier 1 IP network with the most interconnected Ethernet service platform around the world. We provide highly reliable, scalable and secure cloud networking services. Our clients trust us to deliver solutions with simplicity, speed, and agility that are unmatched by other network providers. For more information, visit www.gtt.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties, including statements about the combined entities’ financial and operational performance and expectations about the impact of the acquisition on our business. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: (i) any post-closing adjustment to the purchase price pursuant to the terms of the purchase agreement between GTT and the Company; (ii) our ability to successfully integrate the acquired business and in a timely manner; (iii) the risk that cost savings and other benefits we expect to receive may not materialize in part or at all; and (iv) other important factors included in our reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2013, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by law.

Please contact:

GTT Media Inquiries	GTT Investor Relations Inquiries
Ann Rote	Greg McNiff
1.703.677.9941	1.703.454.9412
ann.rote@gtt.net	gregory.mcniff@gtt.net